Exhibit 21.1

List of Subsidiaries

Majority Participation (greater than 50%) of Petróleos Mexicanos in the Capital Stock of

Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent
P.M.I. Comercio Internacional, S.A. de C.V. (P.M.I. International Commerce, Inc.)	98.33	Petróleos Mexicanos

P.M.I. Holdings, B.V.	100.00	Petróleos Mexicanos

P.M.I. Holdings, N.V.	100.00	Petróleos Mexicanos

Integrated Trade Systems, Inc.	100.00	Petróleos Mexicanos

Kot Insurance Company AG.	100.00	Petróleos Mexicanos

Pemex—Gas and Basic Petrochemicals

Company	% of Participation	Parent
Mex Gas Internacional, Ltd. (Holding)	100.00	Pemex–Gas and Basic Petrochemicals

Pemex—Exploration And Production

Company	% of Participation	Parent
P.M.I. Marine, Ltd.	100.00	Pemex–Exploration and Production

P.M.I. Group

Company	% of Participation	Parent
P.M.I. Services B.V.	100.00	P.M.I. Holdings, N.V.

P.M.I Services North America Inc.	100.00	P.M.I. Holdings, N.V.

Pemex Services Europe, Ltd.	100.00	P.M.I. Holdings, N.V.

Pemex Internacional España, S.A.	100.00	P.M.I. Holdings, N.V.

PMI Trading, Ltd.	48.50	Petróleos Mexicanos

	50.50	P.M.I. Holdings, N.V.

	1.00	P.M.I. Nortéamerica, S.A. de C.V.

PMI Holdings North America, Inc.	100.00	P.M.I. Nortéamerica, S.A. de C.V.

PMI Nortéamerica, S.A. de C.V.	28.30	P.M.I. Holdings, N.V.

	71.70	P.M.I. Holdings, B.V.

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